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                                                                  EXHIBIT 99.1


FOR IMMEDIATE RELEASE - OCTOBER 7, 2003


                    NS GROUP PROVIDES THIRD QUARTER GUIDANCE


NEWPORT, KY -(BUSINESS WIRE)-- October 7, 2003--NS Group, Inc. (NYSE: NSS)
NS Group announced today that its results for the September 30, 2003 quarter are expected to be in the area of a $0.14 loss per diluted share. First Call consensus estimate for the third quarter is a $0.10 loss per diluted share.

President and CEO, Rene J. Robichaud commented, "Due to recent market volatility, we are providing this guidance prior to our normal earnings release date."

NS Group plans to announce the results of the September 30, 2003 quarter, after the market closes, on Monday, October 20, 2003. The company will host a conference call and simultaneous web cast on Tuesday, October 21, 2003. Details concerning the conference call and web cast are available on the company's web site, www.nsgrouponline.com.

NS Group, Inc. is a leading producer of seamless and welded tubular products serving the energy industry. These products are used in the drilling, exploration and transmission of oil and natural gas. The company's tubular products are marketed primarily in the United States and certain foreign markets. NS Group is traded on the NYSE under the symbol NSS. To learn more about NS Group, log on to www.nsgrouponline.com.

THIS REPORT CONTAINS FORWARD-LOOKING INFORMATION WITH RESPECT TO THE COMPANY'S OPERATIONS AND BELIEFS. ACTUAL RESULTS MAY DIFFER FROM THESE FORWARD-LOOKING STATEMENTS DUE TO NUMEROUS FACTORS, INCLUDING THOSE DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. NS GROUP DOES NOT UNDERTAKE ANY OBLIGATIONS TO UPDATE OR REVISE ITS FORWARD-LOOKING STATEMENTS.

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CONTACT:   LINDA A. PLEIMAN
           DIRECTOR OF INVESTOR RELATIONS AND CORPORATE COMMUNICATIONS NS GROUP, INC.
           (859) 292-6814